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                                                                   EXHIBIT 21.1
                                  SUBSIDIARIES
                         THE SABRE GROUP HOLDINGS, INC.

The Sabre Group Holdings, Inc. SUBSIDIARY
 (All subsidiaries are wholly-owned unless otherwise noted in parenthesis. Each subsidiary's subsidiaries outlined further below.)

       The Sabre Group, Inc. (Delaware)

The Sabre Group, Inc. SUBSIDIARIES

       Axess International Network, Inc. (Japan) (25%)
       ENCOMPASS Holding, Inc. (Delaware)
       Prize Ltd. (Latvia) (50%)
       Sabre Decision Technologies International, Inc. (Delaware)
       Sabre Decision Technologies Licensing, Inc. (Delaware)
       Sabre Enterprises, Inc. (Delaware)
       Sabre International, Inc. (Delaware)
       Sabre International Holdings, Inc. (Delaware)
       Sabre Limited (New Zealand)
       Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico) (99%) Sabre Technology Enterprises, Ltd. (Cayman Islands)
       Sabre Technology Holland B.V. (The Netherlands)
       SST Finance, Inc. (Delaware)
       SST Holding, Inc. (Delaware)
       TSGL, Inc. (Delaware)
       The Sabre Group Sales (Barbados), Ltd.
       Ticketnet Corporation (Canada)

Sabre Decision Technologies International, Inc. SUBSIDIARY

       Sabre Group International Limited, formerly INHOCO 858 Limited (UK) Sabre Decision Technologies (Australia) Pty Ltd.

Sabre International, Inc. SUBSIDIARIES

       Sabre CIS Holdings, Inc. (Delaware)
       Sabre Belgium (Belgium) (99%)
       Sabre Computer-Reservierungssystem GmbH (Austria)
       Sabre Danmark ApS (Denmark)
       Sabre Deutschland Marketing GmbH (Germany)
       Sabre Deutschland Services GmbH (Germany)
       Sabre Espana Marketing, S.A. (Spain) (99%)
       Sabre Europe Management Services Ltd. (UK) (99%)
       Sabre France Sarl (France)
       Sabre Hellas SA (Greece)
       Sabre Ireland Limited (Ireland)
       Sabre Italia S.r.l. (Italy) (99%)
       Sabre Marketing Nederland B.V. (The Netherlands)
       Sabre Norge AS (Norway)
       Sabre Portugal Servicos LDA (Portugal) (99%)

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Sabre International, Inc. SUBSIDIARIES - Continued

       Sabre Servicios Colombia LTDA (Colombia) (99%)
       Sabre Suomi Oy (Finland)
       Sabre Sverige AB (Sweden)
       Sabre UK Marketing Ltd. (UK) (99%)
       STIN Luxembourg S.A. (Luxembourg) (99%)

Sabre International Holdings, Inc. SUBSIDIARIES

       Sabre Belgium (Belgium) (1%)
       Sabre Espana Marketing, S.A. (Spain) (1%)
       Sabre Europe Management Services Ltd. (UK) (1%)
       Sabre Italia S.r.l. (Italy) (1%)
       Sabre Portugal Servicios LDA (Portugal) (1%)
       Sabre Servicios Colombia LTDA (Colombia) (1%)
       Sabre UK Marketing Ltd. (UK) (1%)
       STIN Luxembourg S.A. (Luxembourg) (1%)
       The Sabre Group International (Bahrain) W.L.L. (1%)

Sabre Soluciones de Viaje S. de R.L. de C.V. SUBSIDIARY

       Sabre Informacion S.A. de C.V. (Mexico) (99%)

Sabre Technology Enterprises, Ltd. SUBSIDIARIES

       Sabre Technology Enterprises II, Ltd. (Cayman Islands)
       The Sabre Group International (Bahrain) W.L.L. (99%)

Sabre Technology Holland B.V. SUBSIDIARIES

       Sabre Informacion S.A. de C.V. (Mexico) (1%)
       Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico) (1%)

SST Holding, Inc. SUBSIDIARY

       Sabre Sociedad Tecnologica S.A. (Mexico) (51%)

Sabre Sociedad Tecnologica S.A. SUBSIDIARY

       Sabre Services Administration (Mexico)

TSGL, Inc. SUBSIDIARY

       TSGL Holding, Inc. (Delaware)

Ticketnet Corporation SUBSIDIARY

       148548 Canada, Inc. (Canada)


*  All subsidiaries are wholly-owned unless otherwise noted in parenthesis

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